As filed with the Securities and Exchange Commission on December 20, 2011 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASSOCIATED ESTATES REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	34-1747603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 AEC Parkway, Richmond Heights, Ohio	44143
(Address of Principal Executive Offices)	(Zip Code)

ASSOCIATED ESTATES REALTY CORPORATION

2011 EQUITY-BASED AWARD PLAN

ASSOCIATED ESTATES REALTY CORPORATION

 DIRECTORS’ DEFERRED COMPENSATION PLAN

ASSOCIATED ESTATES REALTY CORPORATION

ELECTIVE DEFERRED COMPENSATION PLAN

(Full title of the plan)

JEFFREY I. FRIEDMAN, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

Associated Estates Realty Corporation

1 AEC Parkway

Richmond Heights, Ohio 44143-1467

(Name and address of agent for service)

(216) 261-5000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Shares, without par value	2,100,000 Shares(1)	$15.74	$33,043,500	$3,786.79

(1)

Covers 1,726,608 Common Shares, without par value (the “Common Shares”) issuable under the Associated Estates Realty Corporation 2011 Equity-Based Award Plan, 235,000 Common Shares issuable under the Associated Estates Realty Corporation Directors’ Deferred Compensation Plan and 138,392 Common Shares issuable under the Associated Estates Realty Corporation Elective Deferred Compensation Plan, and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

The registration fee has been calculated pursuant to Rule 457(c) and (h) based on the average of the high and low sale prices on December 16, 2011 of the Registrant’s Common Shares as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement.  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

(a)	The Company's annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(b)	The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

(c)	The Company’s Current Reports on Form 8-K filed January 3, 2011, February 4, 2011, February 22, 2011, May 6, 2011, June 8, 2011 and August 9, 2011 (as amended on October 6, 2011); and

(d)	The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A dated October 14, 1993.

Item 5.            Interests of Named Experts and Counsel.

The legality of the Common Shares offered hereby has been passed upon for the Company by Baker & Hostetler LLP, Cleveland, Ohio.  Albert T. Adams, a director of the Company, is a partner of Baker & Hostetler LLP.

Item 6. Indemnification of Directors and Officers.

The Ohio Revised Code (“Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful.  In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (ii) if liability asserted against such person concerns certain unlawful distributions.  The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation.  Unless the only liability asserted against a director is for certain unlawful distributions, the indemnification provisions of the Ohio Code provide for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director of the Corporation upon the receipt of an undertaking to reasonably cooperate with the corporation concerning the action, suit or proceeding and to repay such amount if it is proved that his or her action or failure to act was with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.  The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation.  A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of his status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

The Registrant’s Code of Regulations provides for the indemnification of directors and officers of Registrant to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Registrant (“Board”).  The Board may authorize the advancement of expenses incurred in connection with the defense of any action, suit or pro-ceeding that a director or officer was a party to by reason of the fact that he or she is or was a director or officer of the Registrant upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that the director or officer is entitled to indemnification.

The Registrant maintains a directors’ and officers’ insurance policy which insures the officers and directors of the Registrant against any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

The Registrant has entered into indemnification agreements with its officers and directors which provide for indemnification to the fullest extent permitted under Ohio law.

Item 8.            Exhibits.

Exhibit Number	Description of Exhibit

4.01

Second Amended and Restated Articles of Incorporation of Associated Estates Realty Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q dated August 3, 2010)

4.02	Amended and Restated Code of Regulations of Associated Estates Realty Corporation (incorporated by reference to Exhibit 3.3 of the Company’s Quarterly Report on Form 10-Q dated August 1, 2006)

5.01	Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23.01	Consent of PricewaterhouseCoopers LLP

23.02	Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto)

24.01	Powers of Attorney (included at Part II, page 4)

99.01	Associated Estates Realty Corporation 2011 Equity-Based Award Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 6, 2011)

99.02	Associated Estates Realty Corporation Directors’ Deferred Compensation Plan (incorporated by reference to Exhibit 10 of the Company’s Annual Report on Form 10-K filed February 25, 2010)

99.03	Associated Estates Realty Corporation Elective Deferred Compensation Plan (incorporated by reference to Exhibit 10.13 of the Company’s Quarterly Report on Form 10-Q dated July 31, 2007)

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”).

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, described under Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond Heights, State of Ohio, on this 8th day of December, 2011.

ASSOCIATED ESTATES REALTY CORPORATION
(Registrant)

By:	/s/ Jeffrey I. Friedman
Jeffrey I. Friedman, Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey I. Friedman,  and Bradley Van Auken, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 8th day of December, 2011.

/s/ Jeffrey I. Friedman	Chairman of the Board, Chief Executive Officer
Jeffrey I. Friedman	and Director (Principal Executive Officer)

/s/ Lou Fatica	Vice President, Chief Financial Officer and Treasurer
Lou Fatica	(Principal Financial Officer and Principal Accounting Officer)

/s/ Albert T. Adams	Director
Albert T. Adams

/s/ James M. Delaney	Director
James M. Delaney

/s/ Michael E. Gibbons	Director
Michael E. Gibbons

/s/ Mark L. Milstein	Director
Mark L. Milstein

/s/ James A. Schoff	Director
James A. Schoff

/s/ Richard T. Schwarz	Director
Richard T. Schwarz

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

4.01

Second Amended and Restated Articles of Incorporation of Associated Estates Realty Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q dated August 3, 2010)

4.02	Amended and Restated Code of Regulations of Associated Estates Realty Corporation (incorporated by reference to Exhibit 3.3 of the Company’s Quarterly Report on Form 10-Q dated August 1, 2006)

5.01	Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23.01	Consent of PricewaterhouseCoopers LLP

23.02	Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto)

24.01	Powers of Attorney (included at Part II, page 4)

99.01	Associated Estates Realty Corporation 2011 Equity-Based Award Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 6, 2011)

99.02	Associated Estates Realty Corporation Directors’ Deferred Compensation Plan (incorporated by reference to Exhibit 10 of the Company’s Annual Report on Form 10-K filed February 25, 2010)

99.03	Associated Estates Realty Corporation Elective Deferred Compensation Plan (incorporated by reference to Exhibit 10.13 of the Company’s Quarterly Report on Form 10-Q dated July 31, 2007)